Exhibit 99.1

OpGen Reports 2016 Third Quarter Financial Results and Provides Business Update

Conference call begins at 4:30 p.m. Eastern time today

GAITHERSBURG, Md., October 24, 2016 -- OpGen, Inc. (NASDAQ: OPGN) today reported financial and operational results for the three and nine months ended September 30, 2016. Highlights of the third quarter and recent weeks include:

•	Third-quarter revenues of $0.8 million, a 23% decrease over prior year
•	Nine-month revenues of $3.0 million, a 65% increase over prior year
•	Automated QuickFISH® Pathogen ID clinical trial anticipated to begin Q1 2017
•	Acuitas Lighthouse® rapid antibiotic resistance test and knowledgebase development underway
•	Initial Intermountain Healthcare Retrospective Study results presented

Total revenue for the third quarter of 2016 was $0.8 million, compared with $1.0 million for the third quarter of 2015, a 23% decrease. Product sales and laboratory services decreased to $0.8 million, compared with $1.0 million for the third quarter of 2015. The decrease was attributable to decreased rapid pathogen ID and legacy genome mapping product sales. Gross margin on product sales was 45% for the third quarter of 2016. Total operating expenses for the third quarter of 2016 were $5.6 million, compared with $5.6 million for the third quarter of 2015. The net loss attributable to common stockholders for the third quarter of 2016 was $4.8 million, or $0.23 per share, compared with a net loss attributable to common stockholders for the third quarter of 2015 of $4.7 million, or $0.38 per share. The company had cash and cash equivalents of $4.3 million as of September 30, 2016, compared with $7.8 million as of December 31, 2015.

Total revenue for the nine months ended September 30, 2016 was $3.0 million, compared with $1.8 million for the same period of 2015, a 65% increase. Revenue from product sales and laboratory services increased 90% to $2.9 million from $1.5 million in 2015 primarily as a result of sales of rapid pathogen ID testing products. Gross margin on product sales was 53% for the nine months ended September 30, 2016. Total operating expenses for the nine months ended September 30, 2016 were $17.3 million, compared with $12.1 million for the nine months ended September 30, 2015. Net loss attributable to common stockholders was $14.7 million for the nine months ended September 30, 2016, or $0.92 per share, compared with a net loss attributable to common stockholders of $12.9 million for the nine months ended September 30, 2015 or $2.00 per share.

"During the quarter we continued to make progress developing our genomics and informatics business. Nine-month revenue increased 65% to $3.0 million and we continued to progress a number of key strategic initiatives. In the area of rapid antibiotic decision-making, our automated rapid pathogen ID system is on track to begin 510(k) clinical trials in Q1 2017 and development of our mAST™ antibiotic resistance testing solution is underway. We have begun testing thousands of pathogens to support development of our Acuitas Lighthouse rapid antibiotic resistance test and knowledge base following the successful verification of our expanded Resistome test and the initial performance confirmation of our mAST genotype/phenotype predictive algorithms. These products and services are being developed to address the large and growing global antibiotic resistance testing opportunity," said Evan Jones, chairman and chief executive officer of OpGen.

"We continue to work closely with large healthcare providers and hospital networks to demonstrate the benefits of our integrated informatics and genomic products and services. At IDWeek 2016 we anticipate the presentation of additional data from these collaborative efforts as we work to transform acute care infectious disease monitoring with our Acuitas Lighthouse offerings."

Mr. Jones concluded, "During the third quarter our revenues, were negatively impacted by several items. These included the timing of sales, the phase-out of our legacy whole genome mapping products, and supply chain issues for our rapid pathogen ID products. We have addressed the supply chain issues and, looking forward, we anticipate a stable recurring revenue base from our rapid pathogen ID testing products and growing contribution to revenue from our new product sales and service offerings."

Conference Call and Webcast

OpGen management will hold a conference call today beginning at 4:30 p.m. (EDT) to discuss third quarter financial results and other business activities.  The call can be accessed by dialing 844-420-8185 (domestic) or 216-562-0481 (international) and providing passcode 4676290.
A live webcast of the conference call can be accessed by visiting the Investor Relations section of the company's website at http://ir.opgen.com. A replay of the webcast will be available shortly after the conclusion of the call on the company's website for 90 days.

A telephone replay also will be available from 7:30 p.m. E.T. through October 29, 2016. and may be accessed by dialing 855-859-2056 from within the U.S. or 404-537-3406 from outside the U.S. All listeners should provide passcode 4676290.

About OpGen

OpGen, Inc. is harnessing the power of informatics and genomic analysis to provide complete solutions for patient, hospital and network-wide infection prevention and treatment. Learn more at www.opgen.com and follow OpGen on Twitter and LinkedIn.

OpGen, Acuitas MDRO, Acuitas Lighthouse and QuickFISH are registered trademarks of OpGen, Inc.

Forward-Looking Statements

This press release includes statements relating to the company's Acuitas® MDRO, Acuitas Lighthouse® and QuickFISH® products and services, and commercialization plans for these products and services. These statements and other statements regarding our future plans and goals constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, the rate of adoption of our products and services by hospitals and other healthcare providers, the success of our commercialization efforts, the effect on our business of existing and new regulatory requirements, and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with OpGen's business, please review our filings with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

OpGen Contact:
Michael Farmer
Director, Marketing
(240) 813-1284
mfarmer@opgen.com
InvestorRelations@opgen.com

Investor and Media Contact:
MacDougall Biomedical Communications
Cammy Duong
(781) 235-3060
cduong@macbiocom.com

OpGen, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Loss
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue
Product sales	$730,325	$929,241	$2,705,690	$1,432,592
Laboratory services	23,036	23,765	182,130	87,201
Collaboration revenue	6,302	27,780	131,302	308,340
Total revenue	759,663	980,786	3,019,122	1,828,133

Operating expenses
Cost of products sold	400,001	624,635	1,269,990	788,256
Cost of services	51,802	48,467	528,733	198,691
Research and development	2,178,818	1,788,748	6,278,829	3,897,049
General and administrative	1,639,996	1,614,532	4,955,096	3,694,143
Sales and marketing	1,294,640	1,032,759	4,282,628	2,962,555
Transaction expenses	—	525,596	—	525,596
Total operating expenses	5,565,257	5,634,737	17,315,276	12,066,290
Operating loss	(4,805,594)	(4,653,951)	(14,296,154)	(10,238,157)

Other expense
Interest and other income/(expense)	623	2,513	(3,078)	9,675
Interest expense	(41,423)	(17,482)	(109,806)	(1,746,853)
Foreign currency transaction (losses)/gains	(1,269)	—	2,293	—
Change in fair value of derivative financial instruments	—	—	—	(647,342)
Total other expense	(42,069)	(14,969)	(110,591)	(2,384,520)
Loss before income taxes	(4,847,663)	(4,668,920)	(14,406,745)	(12,622,677)
Provision for income taxes	—	1,662	—	1,662
Net loss	(4,847,663)	(4,670,582)	(14,406,745)	(12,624,339)

Preferred stock dividends and beneficial conversion	—	—	(332,550)	(244,508)
Net loss available to common stockholders	$(4,847,663)	$(4,670,582)	$(14,739,295)	$(12,868,847)

Net loss per common share - basic and diluted	$(0.23)	$(0.38)	$(0.92)	$(2.00)
Weighted average shares outstanding - basic and diluted	20,938,700	12,261,238	16,028,047	6,444,373

Net loss	$(4,847,663)	$(4,670,582)	$(14,406,745)	$(12,624,339)
Other comprehensive income/(loss) - foreign currency translation	1,498	(49)	387	(49)
Comprehensive loss	$(4,846,165)	$(4,670,631)	$(14,406,358)	$(12,624,388)

OpGen, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(unaudited)

	September 30, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$4,260,905	$7,814,220
Accounts receivable, net	446,686	678,646
Inventory, net	830,205	826,012
Prepaid expenses and other current assets	478,683	566,239
Total current assets	6,016,479	9,885,117
Property and equipment, net	862,643	1,074,710
Goodwill	600,814	637,528
Intangible assets, net	1,687,952	1,888,814
Deferred offering costs	137,178	—
Other noncurrent assets	270,464	270,327
Total assets	$9,575,530	$13,756,496

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,936,012	$2,285,792
Accrued compensation and benefits	1,230,502	1,081,270
Accrued liabilities	1,155,317	920,286
Deferred revenue	64,424	50,925
Short term notes payable	1,099,974	—
Current maturities of long-term capital lease obligation	207,820	251,800
Total current liabilities	5,694,049	4,590,073

Deferred rent	421,913	352,985
Note payable	—	993,750
Long-term capital lease obligation and other noncurrent liabilities	184,391	328,642
Total liabilities	6,300,353	6,265,450

Stockholders' equity
Common stock, $.01 par value; 200,000,000 shares authorized; 21,690,555 and 12,547,684 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	216,905	125,477
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued and outstanding at September 30, 2016 and December 31, 2015, respectively	—	—
Additional paid-in capital	131,590,858	121,490,994
Accumulated other comprehensive gain/(loss)	—	(1,059)
Accumulated deficit	(128,532,586)	(114,124,366)
Total stockholders' equity	3,275,177	7,491,046
Total liabilities and stockholders' equity	$9,575,530	$13,756,496